Exhibit 10.30

BRAZIL MINERALS, INC.
155 North Lake Avenue, Suite 800
Pasadena, California 91101

December 30,2015

The Suter Family Trust U/T/A Dated April 12, 2002
[address]
Attention: Damon C. Suter, Trustee

The Nazari/Singley Family Trust U/T/A dated May 23, 1995
[address]
Attention: Michael Nazari

John W. Helvin, Jr.
[address]

Matthew H. Taylor
[address]

The Law Firm of William A. Wurch, PC
1902 Wright Place, Suite 200
Carlsbad, California  92008-6583
Attn: William A. Wurch, Esq.

Gentlemen:

Reference is made to the:

(a) Diamond Purchase Agreement dated as of April 29, 2014 (the “Original Agreement”) among Brazil Minerals, Inc. (“BMIX”), The Suter Family Trust u/t/a dated April 12, 2002, as amended and restated (the “Suter Trust”), The Nazari/Singley Family Trust u/t/a dated May 23, 1995 (the “Nazari Trust”), Mr. John W. Helvin, Jr. (“Helvin”), and Mr. Matthew H. Taylor (“Taylor”);

(b) the Amendment to the Original Agreement among BMIX, the Suter Trust, the Nazari Trust, Helvin, and Taylor dated June 4, 2015 (the “Amendment”, and collectively with the Original Agreement, the “Agreement”), and the Stock Pledge and Collateral Agent Agreement dated as of April 30, 2014 among BMIX, the Suter Trust, the Nazari Trust, Helvin, Taylor, and the Law Firm of William A. Wurch, PC (“Wurch”), as collateral agent (the “Pledge Agreement”). The Suter Trust, the Nazari Trust, Helvin, and Taylor are each referred to sometimes simply as “Buyer” and together as “Buyers”. BMIX and the Buyers are referred to as “Parties”.

Exhibit 10.30 -- Page 1

Reference is also made to the following facts which the parties hereby confirm:

a)
Under the Original Agreement, the Suter Trust, the Nazari Trust, Helvin, and Taylor each made a cash purchase of $50,000 (“Original Diamond Purchase Amount”) for subsequent delivery of diamonds worth $100,000 in Rapaport value to each.

b)	Under the Original Agreement, on September 30, 2014, BMIX delivered $7,280 in Rapaport value of diamonds to each of Helvin and Taylor.

c)
Valuing the diamonds delivered to the Investors at 50% of their Rapaport valuation (such 50% is hereinafter referred to as the “Value Returned”), the Value Returned of the diamonds delivered to each of Helvin and Taylor was $3,640 (50% of $7,280).

d)
Subtracting the Value Returned, if any, from the Original Diamond Purchase Amount for each Investor, results $50,000 for the Suter Trust, $50,000 for the Nazari Trust, $46,360 for Helvin, and $46,360 for Taylor.

It is hereby agreed as follows:

1.
In exchange for (a) the termination, cancellation and satisfaction of all of BMIX obligations under the Agreement to deliver all or any portion of the Diamonds (as such term is defined in the Original Agreement, and for sake of clarity enunciated here: polished diamonds, each graded and certified by the Gemological Institute of America, in standard brilliant cut, and with a weight no less than 0.4 carats) to the Buyers and (b) the termination of the Pledge Agreement and the return to BMIX for cancellation of all certificates for shares of BMIX Common Stock heretofore pledged by BMIX under the Agreement, together with any associated stock powers (collectively, the “Pledged Documents”), BMIX shall issue to the Trusts the number of shares of Series B Convertible Preferred Stock of BMIX (“Series B Stock”) as follows: 50 shares to the Suter Trust, 50 shares to the Nazari Trust, 47 shares to Helvin, and 47 shares to Taylor. The foregoing exchange shall be made at a closing to be held at a place and time agreeable to all Parties. At the closing, the Buyers shall (A) deliver to BMIX a Release of Diamond Delivery Obligations in the form of Exhibit A attached hereto, and (B) cause Wurch to deliver to BMIX all of the Pledged Documents. At the closing BMIX shall deliver to the Buyers certificates evidencing the number of shares set forth above. Immediately upon the deliveries of all of the foregoing documents, the Pledge Agreement shall be deemed terminated and no longer of any force or effect.

Exhibit 10.30 -- Page 2

2.
BMIX shall have the right and sole option from time to time prior to December 31, 2016 to redeem up to 70% of the Series B Stock issued to the Buyers pursuant to this agreement (hereinafter referred to as the “Exchange Agreement”) for a redemption price equal to a stated value of $1,000 per share of Series B Stock redeemed plus any accrued, but unpaid dividends on such shares. Notwithstanding anything contained in the Certificate of Designations, Preferences and Rights of the Series B Stock, prior to the dates set forth in clauses (a) through (d) of this Section 2, the Buyers may not convert to common stock shares of Series B Stock issued to them pursuant to this agreement to the extent  that such conversion would deprive BMIX of its right to redeem the number of shares of Series B Stock set forth in clauses (a) through (d) of this Section 2. The redemption timeline is as follows:

a)
On or before March 31, 2016, BMIX may redeem up to an aggregate of 35 shares of Series B Stock from the Suter Trust, up to an aggregate of 35 shares of Series B Stock from the Nazari Trust, up to an aggregate of 33 shares of Series B Stock from Helvin, and up to an aggregate of 33 shares of Series B Stock from Taylor;

b)
Provided that BMIX has not already redeemed more than the following number of shares of Series B Stock from the Buyers pursuant to Section 2(a), then on or before June 30, 2016, BMIX may redeem up to 28 shares of Series B Stock (inclusive of any shares redeemed pursuant to Section 2(a)) from the Suter Trust, up to 28 shares of Series B Stock (inclusive of any shares redeemed pursuant to Section 2(a)) from the Nazari Trust, up to 26 shares of Series B Stock (inclusive of any shares redeemed pursuant to Section 2(a)) from Helvin, and up to 26 shares of Series B Stock (inclusive of any shares redeemed pursuant to Section 2(a)) from Taylor;

c)
 Provided that BMIX has not already redeemed more than the following number of shares of Series B Stock from the Buyers pursuant to Sections 2(a) and 2(b), then before September 30, 2016, BMIX may redeem up to 20 shares of Series B Stock (inclusive of any shares redeemed pursuant to Sections 2(a) and 2(b)) from the Suter Trust, up to 20 shares of Series B Stock (inclusive of any shares redeemed pursuant to Sections 2(a) and 2(b)) from the Nazari Trust; up to 19 shares of Series B Stock (inclusive of any shares redeemed pursuant to Sections 2(a), 2(b) and 2(c)) from Helvin, and up to 19 shares of Series B Stock  (inclusive of any shares redeemed pursuant to Sections 2(a), 2(b) and 2(c)) from Taylor.

Exhibit 10.30 -- Page 3

d)
Provided that BMIX has not already redeemed more than the following number of shares of Series B Stock from the Buyers pursuant to Sections 2(a), 2(b) and 2(c), then on or before December 31, 2016, BMIX may redeem up to 20 shares of Series B Stock  (inclusive of any shares redeemed pursuant to Sections 2(a), 2(b) and 2(c)) from the Suter Trust, up to 20 shares of Series B Stock (inclusive of any shares redeemed pursuant to Sections 2(a), 2(b) and 2(c)) from the Nazari Trust, up to 19 shares of Series B Stock (inclusive of any shares redeemed pursuant to Sections 2(a), 2(b) and 2(c)) from Helvin, and up to 19 shares of Series B Stock  (inclusive of any shares redeemed pursuant to Sections 2(a), 2(b) and 2(c)) from Taylor.

3.
The redemption price may be paid in cash or by delivery to the Buyers of Diamonds having a Rapaport equal to 200% of the portion of the redemption price paid in Diamonds. If BMIX desires to exercise its option to redeem Series B Stock it shall give the Buyers written notice of such intention (the “Redemption Notice”) and the Parties shall use their best efforts to effect such redemption within five days after the Redemption Notice is given. If the Buyers receive a Redemption Notice, then within five days after such Redemption Notice is given, one or both Buyers may give written notice to BMIX that it has elected to convert the Series B Stock which is subject to the Redemption Notice into Common Stock rather than having such shares redeemed (the “Conversion Notice”). In such event the Parties shall use their best efforts to promptly issue conversion shares in accordance with the Conversion Notice and the provision of the Certificate of Designations of the Series B Stock regarding conversion of the Series B Stock.

4.
Notwithstanding any higher closing prices in the common stock of BMIX, Suter has the right to convert up to 15 shares of its Series B Stock into shares of common stock at a price per share of $0.00006 until December 31, 2016, Nazari has the right to convert up to 15 shares of its Series B Stock into shares of common stock at a price per share of $0.00006 until December 31, 2016, Helvin has the right to convert up to 14 shares of its Series B Stock into shares of common stock at a price per share of $0.00006 until December 31, 2016, and Taylor has the right to convert up to 14 shares of its Series B Stock into shares of common stock at a price per share of $0.00006 until December 31, 2016.

5.	The Series B Stock received by the Buyers pursuant to this Exchange Agreement shall be convertible onto unlegended common shares of BMIX.

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6.	In connection with its acquisition of Series B Stock pursuant to this Exchange Agreement, each of the Buyers represents and warrants to BMIX as follows:

“The Buyer has such knowledge and experience in financial, tax, and business matters so as to enable the Buyer to evaluate the risks and merits of an investment in the Series B Stock. The Buyer is acquiring the Series B Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Series B Stock.  The Buyer is aware of the limits on resale imposed by virtue of the transaction contemplated by this Exchange Agreement and is aware that the certificates representing the Series B Stock will bear restrictive legends. The Buyer is financially able to bear the economic risk of an investment in the Series B Stock, including a total loss of investment. The Buyer has adequate means of providing for the Buyer’s current needs and has no need for liquidity in its investment in BMIX and has no reason to anticipate any material change in its financial condition in the foreseeable future. The Buyer understands that neither the Securities and Exchange Commission nor any other U.S. federal or state agency has reviewed the proposed offering of the Series B Stock or made any finding or determination of fairness of the offering of the Series B Stock or any recommendation or endorsement of such investment. The Buyer acknowledges that it has not received any information regarding the offering of the Series B Stock or any invitation to attend any seminar or meeting held by BMIX, through any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Buyer is required in connection with (i) the execution, delivery and performance of this Agreement, (ii) the purchase of the Series B Stock, and (iii) the consummation by the Buyer of the transactions contemplated by this Exchange Agreement. Neither the Buyer nor any of the Buyer’s officers, directors, employees, stockholders, agents or representatives has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement. The Buyer is an accredited Buyer as such term is defined in Rule 501(a) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.”

Please acknowledge your agreement with the foregoing by signing a copy of this letter in the space indicated below and returning the signed copy to BMIX.

Very truly yours,
BRAZIL MINERALS, INC.

By:  /s/ Marc Fogassa
       Marc Fogassa, Chief Executive Officer

Exhibit 10.30 -- Page 5

AGREED TO:

THE SUTER FAMILY TRUST U/T/A
APRIL 12, 2002, AS AMENDED
AND RESTATED

By: /s/ Damon C. Suter
Name: Damon C. Suter
Title: Trustee

THE NAZARI/SINGLEY FAMILY TRUST U/T/A DATED MAY 23, 1995
By:  /s/ Michael S. Nazari
Name: Michael S. Nazari
Title: Trustee

JOHN W. HELVIN, JR.

By:  /s/ John W. Helvin, Jr.
Name: John W. Helvin, Jr.

MATTHEW H. TAYLOR

By: /s/ Matthew H. Taylor
Name: Matthew H. Taylor

THE LAW FIRM OF WILLIAM A. WURCH, PC

/s/ William A. Wurch
Name: William A. Wurch
Title: President

Exhibit 10.30 -- Page 6